EXHIBIT 10.9


                                 PROMISSORY NOTE


$219,293                                                   Delanco, New Jersey
                                                                April 14, 1997

         FOR VALUE RECEIVED, Harry J. Muhlschlegel, as Trustee of the Harry J. Muhlschlegel 1996 Grantor Annuity Trust (the "Maker"), hereby promises to pay to the order of Jevic Transportation, Inc., a New Jersey corporation, on October 31, 1998 (the "Due Date"), the principal sum of Two Hundred Nineteen Thousand Two Hundred Ninety Three Dollars ($219,293) (the "Principal Sum"), together with interest on the unpaid balance of the Principal Sum at the applicable Federal rate of interest for short-term loans under Sections 7872(f) and 1274(d) of the Internal Revenue Code of 1986, as amended, which rate is 5.83% per annum as of the date of this Note.

         Prior to payment in full of the principal hereunder, interest on the unpaid balance of the Principal Sum shall be due and payable on June 30 and December 31 of each year. Upon demand being made hereunder, the entire unpaid balance of the Principal Sum, plus all accrued and unpaid interest thereon, shall be due and payable.

         All payments shall be made in lawful money of the United States of America in immediately available funds at P.O. Box 5157, Delanco, New Jersey 08075, or at such other place as may be designated by the holder hereof.

         The Maker hereby waives presentment, protest and demand, notice of demand, notice of non-payment and notice of dishonor.

         The Maker shall have the right to prepay the whole or any part of the unpaid balance of the Principal Sum at any time and from time to time without penalty or premium.

         All payments made under this Note shall be applied first to accrued and unpaid interest and the remainder, if any, to the outstanding balance of the Principal Sum.

         No failure or delay by the holder hereof to insist upon the strict performance of any provision of this Note or to exercise any right, power or remedy consequent upon a default hereunder, shall constitute a waiver of any such provision or of any such default, or preclude the holder hereof from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Note, the holder hereof shall not be deemed to have waived the right either to require prompt payment when due of all other amounts due under this Note or to exercise any other available right, power or remedy.

         The Maker promises to pay to the holder hereof, upon demand, all costs and expenses of collection of this Note, including, but not limited to, attorneys' fees and


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expenses, plus interest on all such costs and expenses from the Due Date at the rate in effect from time to time under this Note.

         The obligations of the Maker under this Note are irrevocable, absolute and unconditional, and are not subject to any claim or right of setoff. The Maker hereby waives all rights to assert any setoff or counterclaim in any proceeding brought to enforce this Note. THE MAKER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING BROUGHT TO ENFORCE OR OTHERWISE RELATING TO THIS NOTE.

         No modification, change, waiver or amendment of this Note shall be effective unless in writing and signed by the holder hereof.

         This Note is executed in the State of New Jersey, and shall be governed by, construed and enforced in accordance with the laws of the State of New Jersey.

         This Note shall be binding upon the Maker and the Maker's heirs, guardians, personal representatives, successors and assigns.

         IN WITNESS WHEREOF, this Note has been executed, under seal, with the intention of making this a sealed instrument, on the day and year first above written.


                                    /s/ Harry J. Muhlschlegel            (SEAL)
                                    -------------------------------------
                                    Harry J. Muhlschlegel, as Trustee
                                    of the HARRY J. Muhlschlegel
                                    1996 Grantor Annuity Trust



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